UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 21, 2005
                                 --------------


                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)


     Delaware                        1-8712                   62-0721803
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)            Identification No.)


                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip Code)

                                 (864) 271-7733
              (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item1.01.  Entry into a Material Definitive Agreement

On March 21, 2005, Bowater's Board of Directors adopted a resolution to replace the retirement plan for outside directors with a stock-based plan in order to better align compensation with shareholder interests. For outside directors with less than five years of service (five directors), participation in the deferred stock-based plan will begin in May 2005. Outside directors with more than five years of service (four directors) will be able to choose whether to continue to participate in the previous retirement plan or to participate in the new stock-based plan. The new stock-based plan includes an annual grant of $15,000 worth of stock-based units for each year of future service. Benefits under the retirement plan accrued as of May 2005 will either be converted to units under the new stock-based plan or remain in the previous retirement plan. The value of the stock-based units will be paid to an outside director upon termination of service on the Board provided the outside director has served at least five years.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                BOWATER INCORPORATED
                                (Registrant)


Date:  March 24, 2005           By:      /s/ James T. Wright
                                       -------------------------------
                                Name:   James T. Wright
                                Title: Senior Vice President - Human Resources